SCHEDULE 14 C

                INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Check the appropriate box:

                      [ ] Preliminary information statement
                      [X] Definitive information statement

Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

                          DESERT HEALTH PRODUCTS, INC.
                  (NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Not Applicable. (2) Aggregate number of securities to which transaction applies: Not Applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable. (4) Proposed maximum aggregate value of transaction: Not Applicable.
(5) Total fee paid: Not Applicable.

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: Not Applicable.
(2) Form, Schedule or Registration Statement No. : Not Applicable. (3) Filing
Party: Not Applicable. (4) Date Filed: Not Applicable.

                          DESERT HEALTH PRODUCTS, INC.
                 8221 East Evans Road o Scottsdale Arizona 85260
                    Tel: (480) 951-1941o Fax: (480) 661-7163
-------------------------------------------------------------------------------

                               September 28, 2005

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To Be Held October 26, 2005

TO THE STOCKHOLDERS:

         Notice is hereby given that a Special Meeting of the Stockholders of Desert Health Products, Inc., an Arizona corporation (the "Company") will be held at the offices of the Company, 8221 East Evans Road, Scottsdale Arizona 85260 at 10:00 o'clock a.m. Mountain Standard Time on the 26th day of October, 2005 to act upon the following recommendation of the board of directors:

                  Amend the Articles of Incorporation of the Company to increase the number of common shares the Company is authorized to issue from 25,000,000 to 100,000,000.

         As of the close of business on July 18, 2005, the record date for shares entitled to notice of and to sign written consents in connection with the increase in the number of authorized shares, there were 20,233,521 shares of our common stock and 4,419,125 shares of preferred stock outstanding. Each share of our common stock is entitled to one vote and each of the one million shares of our preferred stock owned by our Chief Executive Officer, Johnny Shannon, entitles him to 10 votes, and the remaining 3,419,000 shares of our preferred stock are non-voting. Prior to the mailing of this Information Statement, our Chief Executive Officer, who holds 5,878,950 voting common shares and preferred stock with 10,000,000 votes, 52.5% of the total, signed written consent approving the amendment. As a result, the Amendment to the Articles of Incorporation has been approved and additional written consents are not necessary. The Amendment to the Articles of Incorporation is intended to be effected on October 26, 2005 and will result in an increase in the number of common shares the Company is authorized to issue from 25,000,000 to 100,000,000.

Very truly yours,


/s/Johnny Shannon
-----------------------------------
Johnny Shannon, President

                              INFORMATION STATEMENT
                                       OF
                          DESERT HEALTH PRODUCTS, INC.

                       NOTICE TO STOCKHOLDERS PURSUANT TO
              SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934


         This Information Statement is being furnished to the holders of common stock, $.001 par value per share (the "Company Common Stock"), of Desert Health Products, Inc., an Arizona corporation (the "Company") in connection with the Special Meeting of Shareholders of the Company to be held at the offices of the Company, 8221 East Evans Road, Scottsdale Arizona 85260 at 10:00 o'clock a.m. Central Standard Time on the 26th day of October, 2005 to inform you that the Board of Directors of the Company and the holders of a majority of the outstanding Company Common Stock have authorized, by written consent dated May 5, 2005 an amendment to the Company's Articles of Incorporation to increase the number of common shares the Company is authorized to issue from 25,000,000 to 100,000,000.

-------------------------------------------------------------------------------
                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY
-------------------------------------------------------------------------------

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

         Pursuant to the resolution of Johnny Shannon, the holder of a majority of the outstanding voting stock and the Board of Directors, the Company will amend their Articles of Incorporation to increase the number of common shares the Company is authorized to issue from 25,000,000 to 100,000,000. The amendment will become effective upon the proper filing of Articles of Amendment to the Articles of Incorporation. There are currently 20,233,521 shares issued and outstanding.

         The decision to increase the authorized stock of the Company was based on the desire of management to have additional shares of common stock available for issuance.

         The Board of Directors may in the future authorize, without further stockholder approval, the issuance of such shares of the Company to such persons and for such consideration upon such terms as the Board of Directors determines. Such issuance could result in a significant dilution of the voting rights and, possibly, the stockholders' equity, of then existing stockholders.

         There are no present plans, understandings or agreements, and the Company is not engaged in any negotiations that will involve the issuance of the common stock to be authorized. However, the Board of Directors believes it prudent to have shares of common stock available for such corporate purposes as the Board of Directors may from time to time deem necessary and advisable including, without limitation, acquisitions, the raising of additional capital and assurance of flexibility of action in the future.

         It should be recognized that the issuance of additional authorized common stock may have the effect of deterring or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of the Company common stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 MAY BE OBTAINED, AT NO CHARGE, BY WRITTEN REQUESTS FROM MR. JOHNNY SHANNON, PRESIDENT, DESERT HEALTH PRODUCTS, INC., 8221 EAST EVANS ROAD, SCOTTSDALE ARIZONA 85260 OR CALLING GEORGIA AADLAND AT (480) 951-1947. COPIES CAN ALSO BE OBTAINED, AT NO CHARGE, FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION, 450 FIFTH STREET, NW, WASHINGTON, D.C. 20549, AT PRESCRIBED RATES. WE FILE DOCUMENTS AND REPORTS ELECTRONICALLY THROUGH THE ELECTRONIC DATA GATHERING, ANALYSIS AND RETRIEVAL SYSTEM ("EDGAR") WHICH IS PUBLICLY AVAILABLE, AT NO CHARGE, THROUGH THE COMMISSION'S INTERNET WORLD WIDE WEBSITE, HTTP://WWW.SEC.GOV.


   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS OF REGISTRANT

         The directors, executive officers and key employees of the Company, are as follows:

                  NAME                       AGE             POSITION
              Johnny Shannon                    68           Chief Executive Officer, Chairman, President, Chief Financial
                                                             Officer and Director
              Georgia Aadland                   67           Secretary, Treasurer and Director
              Lawrence G. Olson                 63           Director
              William T. Walker, Jr.            71           Director

         Johnny Shannon has been President, Director and Chief Financial Officer of the Company since 1996. From 1984 - 1996 Mr. Shannon served as an officer, director and shareholder with several nutritional supplement companies.

         Georgia Aadland has been Corporate Secretary and Treasurer of the Company since 1997 and a Director of the Company from 1991 to 1996 and from 1998 to present.

         Lawrence G. Olson, Director of the Company since January 1998, is currently an officer and director of Olson Precast of Arizona, Inc. Mr. Olson has been a director of several public companies, including the Phoenix National Bank, and is currently a member of the board of directors and chairman of the board of AZCO Mining, Inc. Mr. Olson graduated from the School of Engineering at the University of Southern California in 1959.

         William T. Walker, Jr., Director of the Company since March 2000, has over 40 years experience in the capital markets industry. Mr. Walker has been a member of the board of the Securities Industry Association, Chairman of the California District
Securities Industry Association, Governor of the Pacific Stock Exchange, President of the Bond Club of Los Angeles, and a member of the American Stock Exchange Advisory Committee. Mr. Walker graduated from Culver Military Academy, and attended Stanford University and served in the United States Air Force. Mr. Walker is currently serving as a member of the Board of Directors for the following public companies: Health Sciences Group, Inc., King-Thomason Group, Inc., and Supralife International, Inc.

         There are no family relationships among our directors or executive officers.


                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation of our executive officers and directors during each of the fiscal years since inception of the Company. The remuneration described in the table does not include the cost to the Company of benefits furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of our business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive other compensation in excess of the lesser of $50,000 or 5% of such officer's cash compensation exclusive of loans footnoted herein.

         We have Employment Agreements with Johnny Shannon and Georgia Aadland, both of which were extended to January 1, 2006, by approval of the Board of Directors. The Employment Agreements were filed as exhibits to our annual report on Form10-KSB for the year ended December 31, 2001.

                                                                                      Long Term Compensation

                                        Annual Compensation                    Awards                      Payouts

       (a)            (b)         (c)            (d)          (e)                (f)            (g)            (h)           (i)

      Name                                                                    Restricted     Securities
  and Principal                                           Other Annual          Stock        Underlying       LTIP        All other
    Position                    Salary          Bonus     Compensation         Award(s)     Options/SARs    Payouts    Compensation
                      Year        ($)            ($)          ($)                ($)            (#)            ($)           ($)
Johnny Shannon        2004                                  $228,273              0                 0              0              0
CEO,
Chairman,
President
and
Director
(1)                   2003           0              0       $125,736        200,000 shares          0              0              0
                      2002           0              0       $258,509              0                 0              0              0

Georgia Aadland       2004           0              0       $ 48,000              0                 0              0              0
Secretary/
Treasurer
and
Director              2003           0              0       $ 21,736        100,000 shares          0              0              0
                      2002           0              0       $ 44,300              0                 0              0              0

(1) On February 7, 2003, Mr. Shannon returned 425,000 shares of our stock to be held as treasury stock as repayment for a note receivable and accrued interest. See "Certain Relationships and Related Transactions."

Compensation of Directors

         All directors will be reimbursed for expenses incurred in attending Board or committee meetings. Mr. Walker received $7,500 in 2004 and $10,000 in each of 2003, 2002 for consulting services.


                                 STOCK OWNERSHIP

         The following table sets forth certain information as of December 31, 2004, with respect to the beneficial ownership of common stock by (i) each person who to our knowledge beneficially owned or had the right to acquire more than 5% of the outstanding common stock, (ii) each of our directors and (iii) all our executive officers and directors as a group. As of December 31, 2004, we had 15,663,821 shares outstanding. Unless otherwise indicated, the address of each individual is C/O Desert Health Products, Inc., 8221 East Evans Road, Scottsdale, Arizona 85260.

             Name and Address of Beneficial Owner(1)                Amount and Nature of       Percent of
                                                                      Beneficial Owner          Class(2)
------------------------------------------------------------------ ------------------------ ------------------
Johnny Shannon                                                            5,878,950               37.5%
Georgia Aadland                                                           1,005,400               6.4%
Lawrence G. Olson                                                          366,000                2.3%
William T. Walker, Jr.                                                     150,000                1.0%
                                                                           -------                ----
All Directors & Officers as a Group (4 persons)                           7,400,350               47.2%
                                                                          =========               =====

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2) Figures are rounded to the nearest percentage. Less than 1% is reflected as 0%. Johnny Shannon holds 1,000,000 shares of preferred stock with 10:1 preferential voting rights.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 2004, an entity, of which the president of the Company is a trustee, loaned the company $86,352. Additionally, this entity received professional fees of $100,675 from the Company.


         Johnny Shannon, President and Chief Executive Officer has a management contract with the Company for $150,000 per year plus expenses, commissions and royalties and accepts these funds paid to himself and/or JDS Investments for services rendered in these capacities.

         The loan was made to the Company by Johnny Shannon from funds he borrowed as a second mortgage on his house. The funds were used by the Company in the day-to-day operations of the Company.